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                                                                   EXHIBIT 10.31



                          TECHNOLOGY LICENSE AGREEMENT


                                     between


                     ELECTRIC POWER RESEARCH INSTITUTE, INC.


                                       and


                             AMERICAN SUPERCONDUCTOR
                                   CORPORATION



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                          TECHNOLOGY LICENSE AGREEMENT

                                     BETWEEN

                     ELECTRIC POWER RESEARCH INSTITUTE, INC.

                                       AND

                             AMERICAN SUPERCONDUCTOR
                                   CORPORATION


THIS AGREEMENT effective on the 1st day of January, 1996 between ELECTRIC POWER RESEARCH INSTITUTE, INC. (hereinafter called "EPRI"), a non-profit corporation organized under the laws of the District of Columbia, having offices at 3412 Hillview Avenue, Palo Alto, California 94304, and AMERICAN SUPERCONDUCTOR CORPORATION, a corporation of the State of Delaware, having a principal place of business at Two Technology Drive, Westborough, MA, 01581 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

WHEREAS, EPRI is engaged in a research and development program with respect to the area of superconducting technologies described at Subarticle 1.01; and

WHEREAS, LICENSEE is engaged and will continue to be engaged in its own research and development programs with respect to the Field; and

WHEREAS, EPRI shall own or owns or shall have the right to grant licenses in Intellectual Property created under EPRI contract(s) in the Field; and

WHEREAS, EPRI and LICENSEE desire to form an alliance in the Field ultimately leading to production and commercialization by LICENSEE of advanced HTS wire or other products in the Field; and

WHEREAS, EPRI desires to grant, and agrees to grant, and LICENSEE desires to obtain an exclusive license under patents (if any when granted to EPRI), patent applications, confidential data and trade secrets owned by EPRI or which EPRI otherwise has the right to license pertaining to the Field,


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NOW, THEREFORE, in consideration of the premises, mutual covenants, and obligations herein contained, it is agreed by and between the parties hereto as follows:


                             ARTICLE I - DEFINITIONS

1.01 "Field" shall mean superconducting technologies which result from research and development in the area of high temperature superconducting biaxially textured coated conductors as described in greater detail in Attachment A incorporated herein by this reference.

1.02 "Intellectual Property" shall mean all intellectual property rights vested in EPRI (i.e., owned by EPRI or which EPRI otherwise has the right to license) pertaining to the Field. Said Intellectual Property shall include, but is not limited to, patents (if and when granted), patent applications (if any), confidential data, proprietary designs and design procedures, computer programs and databases, test procedures and related trade secrets, developed or owned by or licensed to EPRI in the Field.

1.03 "Management Agreement" means the agreement of even date between EPRI and ASC pursuant to which EPRI and ASC have agreed to cooperate with each other regarding their separate R&D Programs and to fund these research and development programs in the Field.

1.04 "Program Technology" means all Technology conceived, reduced to practice, created or otherwise developed under a contract in the Field funded in whole or in part by EPRI and/or ASC pursuant to the Management Agreement.

1.05 "Warrant Agreement" means the agreement of even date between EPRI and ASC, a copy of which is attached as Attachment B to this Agreement, providing the grant to EPRI of warrants for the purchase of 100,000 shares ASC Common Stock.

1.06 "Effective Date" of this Technology License Agreement shall mean January 1, 1996.


                               ARTICLE II - GRANT

2.01 EPRI hereby grants, and agrees to grant, to LICENSEE an exclusive, nontransferable, (except as set forth in Subarticles 3.02 and 7.01) worldwide, royalty-free license to use the Intellectual Property in the further development, use,


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manufacture, distribution, lease, sale and in other forms of commerce, subject to the terms and conditions of this Agreement.

2.02 Nothing contained in this Agreement shall be construed as granting to LICENSEE any other right or license, either express or implied, under any right of EPRI now or hereafter owned or controlled by EPRI, except the express rights hereinabove granted.

2.03 The license hereinabove granted neither constitutes nor includes an agreement by EPRI to provide or to furnish service, support or assistance of any nature and no service, support or assistance has been, is being or will be furnished by EPRI hereunder.

2.04 To the extent that EPRI is unable to license any EPRI Intellectual Property to LICENSEE on an exclusive, worldwide, royalty-free basis, EPRI will grant such license as it has the right to grant.


              ARTICLE III - PROPRIETARY RIGHTS AND CONFIDENTIALITY

3.01 As between the parties, LICENSEE acknowledges that the Intellectual Property is and shall at all times be and remain the sole and exclusive property of EPRI, and LICENSEE shall derive no rights, title or interest therein except as expressly set forth in this Agreement. Further, LICENSEE hereby acknowledges that a breach of the confidentiality provisions hereunder may cause EPRI irreparable harm and damage which may not be recoverable at law.

3.02 Subject to the terms and conditions set forth herein, with the consent of EPRI, which consent shall not unreasonably be withheld, LICENSEE may:

     (A) grant sublicenses in the EPRI Intellectual Property or any portion thereof to others; or

     (B) disclose Proprietary Data (including patent applications, confidential data and trade secrets) associated with or embodied in EPRI Intellectual Property.

EPRI consents to LICENSEE granting Sublicense(s) to Pirelli (i.e., Pirelli S.P.A., its subsidiaries and affiliates), and to joint ventures to which LICENSEE or Pirelli are a party, and to disclosure of Proprietary Data to the extent that such disclosure is reasonably required and consistent with exercise of the rights

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licensed hereunder and with the standard of care which LICENSEE uses to protect its own similar proprietary information. The terms of the Pirelli Sublicense(s) to EPRI Intellectual Property may be exclusive in the field of Line transmission and distribution of electrical power and electrical control signals, where "Line" means cable, wire or like physical link in the form of an elongated conductor which is used to transport electrons, and non-exclusive in other fields of use. LICENSEE shall grant no exclusive rights to EPRI Intellectual Property unless required by Agreements between Pirelli and LICENSEE which existed prior to the Effective Date of this Agreement. Upon EPRI's written request and under terms of confidentiality, LICENSEE shall allow EPRI to review Agreements (past and future) between LICENSEE and Pirelli which pertain to EPRI's Intellectual Property.

3.03 LICENSEE agrees to protect the confidentiality of the patent applications, confidential data and trade secrets included in the Intellectual Property with the same standard of care which it uses to protect its own valuable trade secrets and proprietary information. LICENSEE shall not be so obligated for such portions of the Proprietary Information which:

     (A) are already or otherwise become publicly known through no act or failure to act of LICENSEE; or

     (B) are received from third parties asserting they are subject to no restriction of confidentiality; or

     (C) were developed by LICENSEE independently of and prior to the disclosure of EPRI Proprietary Information to LICENSEE.


                           ARTICLE IV - CONSIDERATION

4.01 In consideration of the rights granted to LICENSEE under Article III herein, EPRI shall receive an equity position ownership position in LICENSEE corporation in the form of valuable stock warrants, as provided in the Warrant Agreement attached to this Agreement and incorporated herein at Attachment B.

4.02 LICENSEE shall show due diligence in its commercialization of the EPRI Intellectual Property in the Field. The following criteria shall be used to determine whether the required due diligence has been shown by LICENSEE:


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     (A)  During the two years following the Effective Date of this
          Agreement, LICENSEE shall expend a total of not less than $5,000,000 in research and development pertaining to high temperature superconducting ("HTS") biaxially textured coated conductors and multifilmentary wires produced by metallic precursor technology, at least $2,000,000 of which shall be expended in each of such years. For the purposes of this paragraph, the amount expended by LICENSEE includes, but is not limited to, costs and expenses of work done by LICENSEE and any amounts paid by LICENSEE to fund work done by LICENSEE and any amounts paid by LICENSEE to fund work done by others as provided in the Management Agreement.

     (B) Subsequent to the term of the Warrants issued to EPRI pursuant to Attachment B, if there was no time during the term of the Warrants that EPRI could have received at least five hundred thousand dollars ($500,000) by exercising the Warrants, then the license hereunder shall convert to a non-exclusive license; provided however, that ASC shall have the option to retain the license on an exclusive royalty-free basis by promptly paying EPRI in cash an amount equal to the difference between five hundred thousand dollars ($500,000) and the maximum realizable amount to EPRI if EPRI had exercised at any time during the term of the Warrants;

     (C) LICENSEE shall offer for sale at commercial quantities products based on EPRI Intellectual Property Rights and/or Program Technology within ten (10) years after execution of this Technology License Agreement. This period will be extended for five (5) additional years if LICENSEE demonstrates to the reasonable satisfaction of EPRI that during such additional years LICENSEE is diligently engaged in research and development directed to offering such products for sale at commercial quantities.

4.03 If LICENSEE fails to meet the criteria of due diligence set forth above, EPRI shall, in writing, advise LICENSEE of these deficiencies. LICENSEE shall have sixty (60) days to provide either a justification for the deficiencies or to propose a plan of corrective action. EPRI shall have (30) days either to approve the plan (or to accept the justification) or to reject it. If the parties are either unable to agree upon a plan or corrective

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action or if the agreed-upon plan does not cure the failure of due diligence within ninety (90) days (or whatever time is provided for in the plan), the license shall convert without further action by EPRI to a non-exclusive License. Upon such failure of due diligence, LICENSEE grants to EPRI a non-exclusive license to LICENSEE's Program Technology; provided however that such license shall not extend to the field of Line transmission and distribution of electrical power and electrical control signals, where "Line" means cable, wire or like physical link in the form of an elongated conductor which is used to transport electrons. This exclusion is due to the relationship between Pirelli and LICENSEE in the above field of use.

4.04 A failure of LICENSEE to meet the criteria of due diligence set forth in Subarticle 4.02 or to cure any such failure pursuant to a plan as provided in Subarticle 4.03 shall not be deemed a material breach of this Agreement.

4.05 LICENSEE shall maintain accurate and auditable accounting records relating to its research and development activities in the Field. This includes necessary records and source documents verifying that the requirement of subarticles 4.01 and 4.02 are being satisfied. Upon the written request of EPRI, said accounting records shall be subject to audit by EPRI or, at EPRI's option, a public accounting firm designated by EPRI. It is the intent of the parties that such audits shall not be performed more frequently than once a year and once upon expiration or termination of this Agreement.

4.06 During the normal course of EPRI's research Program in the Field, from time to time, EPRI may seek and obtain patent protection regarding inventions in the Field. EPRI agrees to inform LICENSEE of all patent disclosures and of EPRI's intention to file for patent protection prior to the filing of any patent application; and to provide LICENSEE copies of documents filed in or received from any patent office in connection with any such application. Within a reasonable time of not more than thirty (30) days after receiving notice of such intention or a copy of any document received from a patent office, if LICENSEE does not object in writing to the filing of such patent protection or to the continued prosecution or maintenance of such patent application, then LICENSEE agrees to reimburse EPRI for all reasonable and normal costs and expenses actually incurred by EPRI regarding such patent filing and application. These costs and expenses shall not include any of EPRI's internal management or administrative expenses. If EPRI decides not to seek patent protection with respect to any invention in the Field, or not to


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maintain any application or patent in the Field, it shall notify LICENSEE and
LICENSEE may seek such patent protection or maintain such application or patent in EPRI's name but at LICENSEE's sole expense.


                      ARTICLE V - DURATION AND TERMINATION

5.01 Unless sooner terminated, this License Agreement shall continue for a period of twenty (20) years from the effective date herein or until the date of expiration of the last patent to expire, whichever date is later.

5.02 Failure by either party to comply with any of the material obligations and conditions contained in this Agreement shall constitute a default and shall entitle the other party to give to the party in default notice requiring the party in default to cure or to make good such default. If such default is not cured or made good within sixty (60) days after receipt of such notice, the other party shall be entitled and empowered to terminate this Agreement by giving to the party in default notice of termination of this Agreement which termination shall take effect upon the later of either the date of receipt of such notice of termination or a later date of termination if specified therein.

5.03 Upon termination of this Agreement by EPRI for material breach by LICENSEE, the license granted to LICENSEE under the Subarticle 2.01 shall terminate and LICENSEE shall promptly cease to manufacture, or to have manufactured, HTS wire or other products which infringe any of the EPRI Intellectual Property. Termination under this Subarticle shall have no impact on the Warrant Agreement.

5.04 Surviving termination of this Agreement for any reason are:

     (A)  the provisions of Article III; and

     (B)  the provisions of Article IV: and

     (C)  the provisions of subarticle 5.02,5.03 and 5.04; and

     (D)  the provisions of subarticles 6.01 and 6.04; and




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     (E)  any cause of action or claim of either party accrued or to accrue because of any breach or default by the other party including, but not limited to, injunctive relief and any other relief available whether in law or in equity.

5.05 In the event of possible receivership or bankruptcy of LICENSEE, LICENSEE must inform EPRI of its intention to file a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy, if known to LICENSEE, to be received, if possible at least thirty (30) days prior to filing such a petition. LICENSEE's filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach. In the event LICENSEE shall make an assignment for the benefit of creditors, or in the event LICENSEE shall substantially discontinue its business, EPRI may terminate this License Agreement effective immediately on notice to LICENSEE, but without prejudice to any rights of EPRI under this Agreement.


                  ARTICLE VI - REPRESENTATIONS AND WARRANTIES

6.01 EPRI represents and warrants that it has the right to grant the license herein.

6.02 EPRI does not represent or warrant that the use of the Intellectual Property licensed hereunder will be free of infringement of the right of other parties.

6.03 NEITHER EPRI, ANY MEMBER OF EPRI, NOR ANY PERSON OR ORGANIZATION ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY EXPRESSED OR IMPLIED WITH RESPECT TO:

     (A) THE ACCURACY, COMPLETENESS OR USEFULNESS OF THE INTELLECTUAL PROPERTY LICENSED UNDER THIS AGREEMENT, OR

     (B) THE MERCHANTABILITY OR THE FITNESS FOR ANY PURPOSE OF THE INTELLECTUAL PROPERTY LICENSED UNDER THIS AGREEMENT.

6.04 LICENSEE agrees to indemnify EPRI and to hold EPRI harmless against all loss, cost or damage resulting from judgments arising from claims of third parties for physical loss or injury, or economic loss, arising from or in connection with LICENSEE's manufacturing, assembly, use, sale or lease of HTS wire or other

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Field products incorporating the embodiments of the EPRI Intellectual Property.


                           ARTICLE VII - MISCELLANEOUS

7.01 This License Agreement may be assigned by either party to a wholly owned subsidiary, without the prior consent of the other party, provided that:

     (A) the other party is advised of the assignment, in writing, at least thirty (30) days before the effective date of the assignment; and

     (B) the subsidiary to whom this Agreement is assigned agrees, in writing prior to the assignment, to be bound by all the terms and conditions of this Agreement.

Other than to a wholly-owned subsidiary, this License Agreement may not be assigned by LICENSEE without the prior, written consent of EPRI and then only to a party which assumes all the obligations of LICENSEE.

7.02 LICENSEE agrees that any disclosure of technical information under the terms of this Agreement shall be in compliance with the regulations of any United States governmental agency exercising jurisdiction with respect to the transfer of technical data and information outside the United States of America.

7.03 LICENSEE may use the term "EPRI LICENSEE" in connection with any use, manufacture, distribution, or sale of HTC wire or other Field products. If so instructed in writing by EPRI, LICENSEE shall cease to use this or similar language associating EPRI with the HTS wire or other Field products.

7.04 To the extent practical, and unless otherwise instructed, in writing, by EPRI, LICENSEE agrees to incorporate in its promotional literature suitable acknowledgment of EPRI participation in co-funding and co-developing LICENSEE products, and, furthermore, to also acknowledge such participation in LICENSEE-authored publications in the open scientific and technical literature in the manner traditional to the professional community.




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7.05 This License Agreement constitutes the entire agreement between the parties hereto with respect to its subject matter and supersedes all previous agreements whether written or oral.

7.06 This Agreement may be modified, amended, superseded or terminated, other than by its terms, only by a writing duly signed by authorized representatives of both parties. This Agreement, which includes the Warrant Agreement at Attachment B, is the controlling document with regards to the rights and obligations each party has to the other in the rights of the Program Technology and any ambiguity, uncertainty or conflict which arises between prior or concurrent documents and this Agreement shall be resolved in favor of this Agreement.

7.07 If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, the remaining terms and provisions shall remain in effect.

7.08 Any notice, report, or statement required to be given or made hereunder shall be considered properly given when mailed by registered or certified mail, return receipt requested, postage prepaid to the respective address of each party as follows:


EPRI:                                    LICENSEE:

Manager, Intellectual Property           Ramesh Ratan
Electric Power Research                  American Superconductor
   Institute                                Corporation
P.O. Box 10412                           Two Technology Drive
Palo Alto, CA 94303                      Westborough, Massachusetts 01581

or to such other address as the addressee shall have last furnished in writing to the addressor.

7.09 This License Agreement shall be construed in accordance with the laws of the State of California.

7.10 Except for injunctive relief relating to breaches of the confidentiality provisions of this License Agreement, any dispute or controversy arising out of or relating to this License Agreement, or any modification or extension thereof, shall be settled by arbitration conducted in the City of San Francisco, California, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties consent to the jurisdiction of the Supreme

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Court of the State of California, and of the United States District Court for
the Northern District of California, for all purposes in connection with arbitration.

IN WITNESS WHEREOF, the parties have respectively caused this instrument to be executed by duly authorized officers of each of the dates indicated.

AMERICAN SUPERCONDUCTOR                         ELECTRIC POWER RESEARCH
CORPORATION                                     INSTITUTE, INC.



By: /s/ Ramesh Ratan                            By: /s/ Arthur Kenny
-------------------------------                 --------------------------------
Name:  Ramesh Ratan                             Name:  Arthur Kenny
Title: Executive Vice President                 Title: Intellectual Property
Date:  3/26/96                                           Attorney
                                                       Intellectual Property
                                                         Department
                                                Date:  3/25/96



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                             CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


                                  ATTACHMENT A

The Field specifically includes the following research and development between EPRI and third parties listed below in Table A:

                                     TABLE A
                                                              Period of
         Contractor                  Contract Number          Performance

         ********                    **********               Start  ********
                                                              End    ********

         ************                **********               Start  ********
                                                              End    ********

         *************               **********               Start  ********
                                                              End    ********

         ********************        **********               Start  ********
                                                              End    ********

The Field shall further consist of research and development activities performed by ASC to the extent financially supported by EPRI or performed pursuant to contracts with EPRI or ASC to the extent financially supported by EPRI and/or ASC, with the goal of *********************************************
*****, all as provided below in Table B representing the anticipated annual funding for *******:

                                      TABLE B
         Contractor             EPRI          ASC          Total

         ****                   ****          ****         ****
         ****                                 ***          ***
         ***********            ***           **           ***
         ****                   **                          **
         ********               ***                        ***
         *********              ***                        ***
         ***                                  ***          ***

         Total*                 $1,000        $500         $1,500

        *Amounts above in K$.
       **The anticipated annual funding for ASC's **************************** program is $2,000 K$ per year, bringing the ASC total to $5,000 K$ over two years, with at least $2,000 K$ to be expended in each of such years.





                                       A-1

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                             CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.

NOTES:

1) EPRI/ASC Program Funding at a total of $7M over two years and $5M over two years for ASC, with at least $2M to be expended by ASC in each of such years.
2)   ********** funding includes ****** to ****************, remaining funding via **********.
3)   EPRI contracts to fund *************************************************
program.

                                      A-2